Exhibit 99.1

Naturade, Inc. Sells Aloe Vera Brands to Lily of the Desert Organic Aloeceuticals

IRVINE, CA – 1 November 04 – Naturade, Inc. (OTC BB: NRDC), a leading marketer of heart health and weight management products under the brand names Naturade Total Soy® and Diet Lean™, today reported the sale of its aloe vera based products to Lily of the Desert in an all cash transaction. The sale includes two product lines sold primarily through health food stores and natural food supermarkets including aloe vera gel concentrate drinks and Aloe Vera 80® brand topical products.

“This strategic move allows us to focus our efforts on the core protein powder and weight loss brands that we began selling through health food channels in 1950, and are now available to customers through mass market retailers as well,” says Naturade CEO Bill Stewart. “Naturade has been focused on healthy weight loss products for several years and we are delighted to find an experienced buyer for our aloe vera lines who will be able to maintain the product quality our consumers have come to expect from Naturade and the Aloe Vera 80® brand. ”

Effective November 2, 2004, all sales, order fulfillment and management responsibility for the Aloe Vera 80® line and the Naturade aloe vera gel drinks will be managed by the Lily of the Desert organization which can be contacted at (800) 229-5459. Products involved in this transaction include Naturade’s Stomach Formula, Detox Formula, Joint Formula, and Energy Formula gel concentrate drinks plus the full array of Aloe Vera 80® topical products sold for hair care, facial care, skin care and body care.

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“Lily of the Desert will be a good home for these two aloe vera-based lines,” says Lily of the Desert CEO Don Lovelace. “ Aloe vera is our only business and we’re confident that we will maintain the quality tradition of the Aloe Vera 80® and Naturade Aloe Vera brands while building on their history to generate significant long-term revenue for our natural product retailers.”

Headquartered in Irvine, Calif., Naturade provides healthy solutions for weight loss consistent with its commitment – since 1926 – to improve the health and well being of consumers with innovative, natural products. Its premier brand, Naturade Total Soy®, is a complete line of meal replacement products for weight loss and cholesterol reduction, which is sold at major supermarket and club, health food, drug and mass merchandise stores throughout the U.S. and Canada. Well known for over 50 years of leadership in soy protein, Naturade also markets a complete line of protein boosters for low carbohydrate dieters, a new line of safe, natural weight loss products under the Diet Lean™ brand and a line of SportPharma® sports nutrition products for fitness-active consumers. Naturade’s other brands include Calcium Shake™, Naturade Total Soy Menopause Relief™ and Power Shake®. For more information, visit www.naturade.com

Lily of the Desert is the largest certified organic grower, processor and distributor of aloe vera juices, gels and topical skin products. For over 30 years, the Company has distributed its products in fine health food stores worldwide. Lily of the Desert Aloe Vera is the natural products industry category leader with a 50% total U.S. market share (Based on Spins Data). The company’s aloe vera farms and aloe vera laboratories are located in the fertile Rio Grande Valley. The company’s aloe vera farms are certified by the Texas Department of Agriculture.

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Page 3All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, marketing or sales, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: the fact that our accountants have expressed doubt about our ability to continue as a going concern, our expectation of further losses, our need for additional financing and access to borrowing, changing consumer preferences for diet and nutritional products, our dependence on key customers, our dependence on third-party manufacturers, government regulations that could affect our products, our ability to identify suitable strategic partners, competition, our dependence on key personnel, labeling or promotion risks associated with the mass market, the effect of closely controlled stock, the pace of technological change, possible interruptions in our business resulting from the u.s. government’s response to terrorism, variability of quarterly results, product liability exposure, reduced sales in the dietary supplement industry, the effect of adverse publicity, our ability to protect our intellectual property, the rate of consumer acceptance of new product introductions, stock price volatility, and other risk factors that may be detailed from time to time in the company’s documents filed with the securities and exchange commission. Naturade does not undertake any obligation to update these forward-looking statements for actual results and future events, and does not intend to do so.